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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on United Wats, Inc. dated March 11, 1996 included in IXC Communications, Inc. Form 8-K dated April 15, 1998 and the incorporation by reference in this registration statement of our report on United Wats, Inc. dated March 11, 1996 included in IXC Communications, Inc. Form 8-K dated on or about October 29, 1998.

                                        /s/ Mayer Hoffman McCann L.C.

Kansas City, Missouri
October 29, 1998